UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2015

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2015, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) approved the implementation of the Key Employee Incentive Plan (the “KEIP”) of dELiA*s, Inc. (the “Company”). The KEIP provides incentive payments to three key executives based on the achievement of specified goals to improve creditor recoveries during the store closing sales and subsequent wind-down process of the Company and its subsidiaries that commenced chapter 11 cases on December 7, 2014 (the “Debtors”). The three key executives are Ryan A. Schreiber, President, General Counsel and Secretary, Edward Brennan, Chief Financial Officer, and David Diamond, Senior Vice President, Human Resources (the “Key Executives”).

Under the KEIP, the Key Executives will receive incentive payments based upon the Debtors meeting or surpassing certain benchmarks, net of applicable commissions, expenses, and sharing of proceeds. The benchmarks relate to, among other things, the sale of the marked-out-of-stock inventory, the sale of the intellectual property subject to the Agency Agreement, the sale of leased and owned real property, the recovery of funds held as collateral for letters of credit securing the payment of the lease of the Debtors’ corporate headquarters, recoveries from specified litigation claims, and the timing of certain bankruptcy events.

The KEIP is subject to an overall cap of the greater of $225,000 or 5% of the recovery to the unsecured creditors. In addition, the amount that can be paid as an administrative expense at the plan confirmation will not exceed $85,000 (or $110,000 if the debtor in possession lender contributes at least $25,000), unless the proceeds distributable to unsecured creditors or a trust established for their benefit equal or exceed $550,000. Furthermore, if it is determined that the Debtors’ estates are not administratively solvent, the administrative claim of Key Executives shall be limited to 50% of the amount earned under the KEIP.

The foregoing summary is qualified in its entirety by reference to the KEIP, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On February 11, 2015, each of the Debtors filed its schedules of assets, liabilities, executory contracts and unexpired leases and statement of financial affairs (the “Schedules and SOFAs”) with the Bankruptcy Court. Copies of the Schedules and SOFAs are publicly available online for free at https://cases.primeclerk.com/delias/.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	dELiA*s, Inc. Key Employee Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: February 13, 2015	By:	/s/ Ryan A. Schreiber
Ryan A. Schreiber
President, General Counsel and Secretary

3